Exhibit 3.1



                          CERTIFICATE OF INCORPORATION
                                       OF
                         PHARMACEUTICAL RESOURCES, INC.


                                    ARTICLE I

     The name of the corporation is Pharmaceutical Resources, Inc. (hereinafter the "Corporation").

                                   ARTICLE II

     The registered office of the Corporation within the State of New Jersey is located at 14 Leslie Place, Tenafly, New Jersey 07670. The name of the Corporation's registered agent at such address is Mr. Stephen A. Ollendorff.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act," N.J.S.A. 14A:l-1 et seq.

                                   ARTICLE IV

     (a) The Corporation is authorized to issue 60,000,000 shares of capital stock which shall be designated the Common Stock, par value $.01 per share. Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share held thereof.

     (b) The Corporation is authorized to issue 6,000,000 shares of capital stock which shall be designated the Preferred Stock, par value $.0001 per share.

     The Preferred Stock may be issued in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative rights, preferences and limitations of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

          (i) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;


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          (ii) The voting  powers,  if any, and whether  such voting  powers are full or limited in such series;

          (iii) The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

          (iv) Whether dividends, if any, shall be cumulative or noncumulative, the dividend rate or rates of such series and the manner of determining the same, and the dates and preferences of dividends on such series;

          (v) The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

          (vi) The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, or any other security, of the Corporation or any other corporation, and the price or prices or the rates of exchange applicable thereto;

          (vii) The right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

          (viii) The provisions, if any, of a sinking fund applicable to such series; and

          (ix) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof; all as shall be determined from time to time by the Board of Directors and shall be stated in said resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation").

     (c) Except as may be provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote or consent.

     (d) The Corporation shall be entitled to treat the person in whose name any share of its capital stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.


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                                    ARTICLE V

     (a) The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

     (b) Subject to the rights of the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specific circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall not be more than fifteen, the exact number of directors to be determined from time to time by the Board of Directors in accordance with the By-Laws of the Corporation. Any decrease in the number of directors will not shorten the term of any incumbent director.

     (c) Commencing with the directors elected at the annual meeting of shareholders in 1991, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation. One class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1992, another class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1993, and another class shall be originally elected for a term expiring at the annual meeting of shareholders to be held in 1994, with the members of each class to hold office until their successors are elected and qualified. Commencing at the 1992 annual meeting of the shareholders of the Corporation, and at each succeeding annual meeting of the shareholders thereafter, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     (d) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the shareholders holding at least sixtysix and two-thirds percent of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Article Fifth.

     (e) For the purpose of this Article Fifth, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. In any vote required by or provided for in this Article Fifth, each share of Voting Stock shall have the number of votes granted to it generally in the election of directors.


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                                   ARTICLE VI

     The number of directors constituting the first Board of Directors of the Corporation shall be one and the name of the person serving as such director is Kenneth I. Sawyer, whose address is c/o One Ram Ridge Road, Spring Valley, New York 10977.

                                   ARTICLE VII

     The sole incorporator of the Corporation is Kenneth I. Sawyer, whose address is c/o One Ram Ridge Road Spring Valley, New York 10977.

                                  ARTICLE VIII

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders. Neither the amendment or repeal of this Article Eighth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eighth, shall eliminate or reduce the protection afforded by this Article Eighth to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article Eighth would have accrued or arisen, prior to such amendment, repeal or adoption.

                                   ARTICLE IX

     (a) The Corporation shall, to the fullest extent permitted by law, from time to time, indemnify directors and officers of the Corporation against expenses and liabilities incurred by such persons in connection with any proceeding involving such person as a party or witness by reason of such persons' serving as an officer or director of the Corporation.

     (b) The indemnification and advancement of expenses provided by or granted pursuant to this Article Ninth shall not exclude any other rights to which a person may be entitled under the Certificate of Incorporation, the By-Laws, an agreement, vote of shareholders, or otherwise.

     (c) Expenses incurred by a director or officer in connection with a proceeding shall be paid in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified as provided in this Article Ninth, the Certificate of Incorporation, the By-Laws, by vote of shareholders, or otherwise.

     (d) The Corporation shall have the power to purchase and maintain insurance on behalf of any director or officer against any expenses incurred in any proceeding in which such person is a party or a witness and any liabilities asserted against such person, whether or not the Corporation would have the power to indemnify such person against such

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expenses and liabilities under this Article Ninth or otherwise.  The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation.

     (e) Neither the amendment or repeal of this Article Ninth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Ninth, shall eliminate or reduce the protection or rights afforded by this Article Ninth to any person in respect to any matter which occurred, or any claim or proceeding which but for this Article Ninth would have been made or arisen, prior to such amendment, repeal or adoption.

     IN WITNESS WHEREOF, the sole incorporator, being over eighteen years of age, has signed this Certificate of Incorporation on this 29th day of July, 1991.

                                              By /s/ Kenneth I. Sawyer
                                                 -----------------------
                                                     Kenneth I. Sawyer




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